Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT

I, Helena R. Santos, the Chief Executive Officer and Chief Financial Officer of Scientific Industries, Inc. (the “Company”), certify, to the best of my knowledge that:

1.
I have reviewed this Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2021 (the “Quarterly Report”);

2.
the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3.
the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Scientific Industries, Inc.

Scientific Industries, Inc.

Date: May 17, 2021	By:	/s/ Helena R. Santos
Helena R. Santos
Chief Executive Officer and
Chief Financial Officer